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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant /_/

Check the appropriate box:


/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Ceridian Corporation
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                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount previously paid: ____________________________________________
         2) Form, Schedule or Registration No. _________________________________
         3) Filing party: ______________________________________________________
         4) Date filed: ________________________________________________________


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                                     [LOGO]

Dear Stockholder:

    On behalf of Ceridian's Board of Directors, I am pleased to invite you to attend a special meeting of stockholders. The meeting will be held at Ceridian's principal executive offices located at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425 on Thursday, October 5, 2000, at 9:00 a.m. local time.

    On July 18, 2000, Ceridian announced its intention to separate its human resource services businesses and its human resource services and Comdata subsidiaries from its media information business through a reverse spin-off. Subject to several conditions, the spin-off will be effected by a distribution of all of the common stock of a new entity consisting of Ceridian's human resource services businesses and its human resource services and Comdata subsidiaries. After the proposed spin-off, Ceridian's only remaining business will be its media information business. On the date of the spin-off distribution, the new entity will be renamed Ceridian Corporation and the current company name will be changed to Arbitron Inc. to reflect the remaining line of business.

    The Notice of Special Meeting of Stockholders and the Proxy Statement that follow include information about the proposal recommended by Ceridian's Board of Directors to effect a reverse stock split immediately after the spin-off distribution. If the spin-off is implemented, the reverse stock split, if approved, will be effected immediately after the spin-off distribution and will only affect the stock of Arbitron Inc. The discussion at this Special Meeting will be limited to matters related to the reverse stock split proposal.

    Our Board of Directors believes that a favorable vote on this matter to be considered at the special meeting is in the best interests of Ceridian and its stockholders, and unanimously recommends a vote FOR this matter. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

    Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented at the meeting. Please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting. Also, please note that due to the single proposal to be considered at this meeting, there will be no management presentation on the status of the operations of Ceridian's business.

                                        Sincerely,

                                        [SIGNATURE]

                                        Ronald L. Turner
                                        CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                        OFFICER
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                                     [LOGO]

                              CERIDIAN CORPORATION
                          3311 EAST OLD SHAKOPEE ROAD
                          MINNEAPOLIS, MINNESOTA 55425

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 5, 2000

                            ------------------------

    A Special Meeting of Stockholders of Ceridian Corporation will be held at Ceridian's principal executive offices located at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425 on Thursday, October 5, 2000, at 9:00 a.m. local time, for the following purposes:

    1. To consider and act upon a proposal to amend Ceridian's Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio not to exceed one-for-five as discussed in the accompanying Proxy Statement.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on August 23, 2000, as the record date for the purpose of determining stockholders who are entitled to notice and vote at the meeting and any adjournments. No admission ticket will be necessary.

    Stockholders are entitled to one vote for each share held of record at that time. The Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about September 5, 2000.

    A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours from September 25, 2000 through October 4, 2000, at Ceridian's principal executive offices located at 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

August 24, 2000

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        [SIGNATURE]

                                        Gary M. Nelson
                                        VICE PRESIDENT, GENERAL COUNSEL AND
                                        SECRETARY
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PROXY STATEMENT--GENERAL INFORMATION
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YOUR VOTE IS VERY IMPORTANT

/ / VOTING BY MAIL. Whether or not you expect to attend the meeting, please sign, date and mail your proxy promptly in the enclosed postage paid envelope.

/ / VOTING BY TELEPHONE AND THE INTERNET. If you wish to vote by telephone or by the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or the Internet, please do not return your proxy by mail.

It is important that all stockholders vote. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

NUMBER OF SHARES OUTSTANDING


The holders of Ceridian common stock are entitled to one vote for each share held. As of August 23, 2000, the record date, there are 145,283,246 shares of common stock outstanding and eligible to vote at this meeting.


VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of Ceridian common stock as of the record date is required for approval of the proposed reverse stock split. Shares represented by a proxy marked "abstain" on any matter will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote of the shares against the proposal. Shares represented by a proxy as to which there is a "broker non-vote" (I.E. where a broker does not have discretionary authority to vote the shares) will be considered present at the meeting for purposes of determining a quorum. Broker non-votes will be counted and will have the same effect as a vote against the proposal. If you plan to attend the meeting to vote in person and your shares are registered with Ceridian's transfer agent in the name of a broker or bank, you must secure a proxy card from the broker or bank assigning voting rights to you for your shares.

TIMING OF THE STOCK SPLIT

If the spin-off is implemented, the reverse stock split, if approved, will be effected immediately after the spin-off and our anticipated name change. It will only affect the stock of Arbitron Inc. While we can give no assurances that the spin-off will occur, we currently anticipate the spin-off, and hence the reverse stock split, to occur around year-end. If the spin-off does not occur for any reason, the reverse stock split will not be effected.

VOTING BY PARTICIPANTS IN CERIDIAN BENEFIT PLANS

If you own Ceridian common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plans will serve as voting instructions to the trustees for the plans whether provided by mail, telephone or the Internet.

OTHER BUSINESS

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment. This Proxy Statement will be first mailed to stockholders on or about September 5, 2000.

CONFIDENTIAL VOTING

It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

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REVOKING YOUR PROXY

You may revoke your proxy at any time before the special meeting by:

/ / giving written notice of your revocation to our Corporate Secretary, provided it is received by our Secretary prior to the special meeting;

/ / submitting another proxy with a later date;

/ / voting again by telephone or via the Internet before the special meeting; or

/ / attending the special meeting and voting in person.

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PROPOSAL TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
--------------------------------------------------------------------------------

BACKGROUND

On July 18, 2000, Ceridian announced its intention to separate its human resource services businesses and its human resource services and Comdata subsidiaries from its media information business into two publicly traded companies. The separation would be effected by a spin-off of a new entity consisting of Ceridian's human resource services businesses and its human resource services and Comdata subsidiaries, which together accounted for approximately 84.0% of its revenues and 72.2% of its operating income in 1999. After the proposed spin-off, Ceridian's only remaining business would be its media information business. As of the distribution date, the new entity would be renamed Ceridian Corporation and the name of the current Ceridian entity would be changed to Arbitron Inc. While Ceridian can give no assurances that the spin-off will occur, it currently anticipates the spin-off to occur around year-end. The proposed spin-off is contingent upon a number of events, including the receipt of a favorable private letter ruling from the Internal Revenue Service regarding the tax-free nature of the spin-off.

In the spin-off transaction, Ceridian expects to distribute one share of common stock in the new entity for each share of its common stock outstanding as of the spin-off record date. Immediately after the spin-off is completed and Ceridian's corporate name is changed to Arbitron Inc., Arbitron's then outstanding common stock would be reduced as a result of the proposed reverse stock split in proportion to a ratio not to exceed one-for-five. In the event the proposed reverse stock split is not approved by Ceridian's stockholders, the spin-off is still expected to occur, assuming certain conditions are satisfied, including the receipt of a private letter ruling from the Internal Revenue Service regarding the tax-free nature of the spin-off. In that case, the stockholders holding the shares of Arbitron common stock would continue holding the same number of shares without the effect of the reverse stock split.

For purposes of this Proxy Statement, "Ceridian" refers to Ceridian Corporation and its subsidiaries as they exist before the spin-off and therefore including the human resource services businesses, human resource services and Comdata subsidiaries, and the media information businesses. "Arbitron" refers to the corporation currently known as Ceridian Corporation after the spin-off, which corporation will continue to own substantially all of the assets, liabilities and operations of our media information business and its subsidiaries, and will be renamed Arbitron Inc.

PROPOSED REVERSE STOCK SPLIT

The Board has unanimously adopted a resolution approving, and recommending to Ceridian's stockholders for their approval, a proposal to amend Article IV of our Restated Certificate of Incorporation, as amended, to authorize a reverse stock split of the shares of Arbitron's common stock after the spin-off distribution at a ratio, to be established by the company in its sole discretion, not to exceed one-for-five, or to abandon the reverse stock split. The form of the proposed amendment is annexed to this Proxy Statement as Annex
A. The amendment would effect the reverse stock split by reducing the number of issued and outstanding shares by the ratio to be determined by the company, but would not increase the par value of the common stock, and would not change the number of authorized shares of common stock. To avoid the existence of fractional shares of common stock, stockholders who would otherwise be entitled to receive fractional shares of common stock as a result of the reverse stock split ratio approved by the company would receive a cash distribution in lieu thereof. If for any reason the company deems it advisable to do so, the reverse stock split may be abandoned at any time before, during or after the special meeting and prior to its effectiveness, without further action by our stockholders. Approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, to effect the reverse stock split requires the affirmative vote of the holders of a majority of the outstanding shares of Ceridian common stock as of the record date.

Ceridian's directors and executive officers own less than 2% of the outstanding voting securities and intend to vote in favor of this proposal.

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PURPOSE FOR THE REVERSE STOCK SPLIT AMENDMENT

Since Ceridian is proposing to distribute by way of a stock dividend shares of a new wholly owned subsidiary that will own the assets, liabilities and operations of its human resource services businesses and its human resource services and Comdata subsidiaries, which together accounted for approximately 84.0% of Ceridian's revenues and 72.2% of its operating income in 1999, it is expected that the market price per share of Arbitron common stock after the spin-off would be significantly less than the market price per share of Ceridian common stock prior to the spin-off. The Board believes that the expected market price of Arbitron common stock after the spin-off may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. If effected, the reverse stock split would reduce the number of shares of Arbitron common stock issued and outstanding. The Board expects that the reduction would result in an increase in the trading price of Arbitron common stock. The Board of Directors believes that raising the expected market price of Arbitron common stock would encourage greater interest in the Arbitron common stock by the investment community and possibly promote greater liquidity for our stockholders who will own shares of Arbitron common stock after the spin-off. However, given the numerous factors and contingencies that could affect the trading price of the Arbitron common stock, there can be no assurance that such increase in the trading price will occur, or if it occurs, that it will trade at a higher price for a sustained period of time. Furthermore, it is possible that the liquidity of the Arbitron common stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split.

In addition, because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the expected share price of Arbitron common stock in the absence of a reverse stock split may result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may limit the willingness of institutions to purchase the Arbitron common stock at its expected market price. Although any increase in the market price of Arbitron common stock resulting from the reverse stock split may be proportionately less than the decrease in the number of shares outstanding, the proposed reverse stock split could result in a market price that would be high enough for the shares of Arbitron common stock to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

There can be no assurance, however, that the foregoing effects would occur following the reverse stock split, that the Arbitron common stock would continue to be listed on The New York Stock Exchange, that the market price of the Arbitron common stock immediately after implementation of the proposed reverse stock split would be maintained for any period of time, or that, assuming the maximum ratio of one-for-five stock split, such market price would approximate five times the expected market price before the proposed reverse stock split.

In connection with any determination to effect a reverse stock split, the company would select the reverse stock split ratio that it believes will result in the greatest marketability of the Arbitron common stock based on prevailing market conditions. No further action on the part of the stockholders would be required to either effect or abandon the reverse stock split. If no reverse stock split is effected by the first anniversary of the Special Meeting of Stockholders approving the reverse stock split, the company's authority to effect the reverse stock split would terminate.

EFFECTS OF THE REVERSE STOCK SPLIT

GENERAL

Pursuant to the reverse stock split, assuming the maximum ratio of one-for-five is employed, each holder of five shares of Ceridian common stock immediately prior to the spin-off distribution would become the holder of one share of Arbitron common stock after the spin-off distribution and the effectiveness of the reverse stock split.

Although the reverse stock split would not, by itself, impact Arbitron's assets or prospects, the reverse stock split could result in a decrease in the aggregate market value of Arbitron's equity capital. Also, if approved and implemented, the reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of Arbitron common stock. Odd-lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares. The Board believes, however, that these risks are outweighed by the benefits of the reverse stock split.

OPTIONS AND BENEFIT PLANS

Subject to adjustments which may result due to the potential spin-off, if the reverse stock split is implemented, outstanding and unexercised options to purchase shares of Ceridian common stock held by Ceridian employees who remain with us as Arbitron employees would be automatically converted into an economically equivalent option to purchase shares of Arbitron common stock by decreasing the number of shares underlying the option and increasing the exercise price appropriately. For example, if the reverse stock split was a one-for-five, an option to purchase 100 shares of Ceridian common stock at an exercise price of $4.00 per share would become an option to purchase 20 shares of Arbitron common stock at an exercise price of $20.00 per share. In addition, the number of shares of common stock which remain available for issuance under our benefit plans will be reduced by the same ratio as the reverse stock split.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING OR HELD AS TREASURY SHARES


Ceridian is currently authorized to issue a maximum of 500,000,000 shares of common stock. As of August 23, 2000, there were 161,685,596 shares of common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock would not change as a result of the reverse stock split, the number of shares of common stock issued and outstanding, or held as treasury shares, would be reduced to a number that would be approximately equal to (1) the number of shares of common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse stock split, divided by (2) five, assuming the maximum ratio of one-for-five is employed.


With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of common stock prior and subsequent to the reverse stock split would remain the same. Holders of Arbitron common stock will have no preemptive or other subscription rights. After the effectiveness of the reverse stock split, it is not anticipated that the financial condition of Arbitron, the percentage ownership of management, the number of Arbitron's stockholders, or any aspect of Arbitron's business would materially change as a result of the reverse stock split.

Ceridian common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and as a result, after the spin-off distribution Arbitron will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the Arbitron common stock under the Exchange Act.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

As a result of the reverse stock split, there would be a reduction in the number of shares of Arbitron common stock issued and outstanding, or held as treasury shares, and, assuming the maximum ratio of one-for-five is employed and given the 145,211,627 shares issued and outstanding as of July 31, 2000, an associated increase from 354,788,373 to 470,957,675 in the number of authorized shares that would be unissued and available for future issuance after the reverse stock split. These shares could be used for any proper corporate purpose approved by our Board of Directors including, among others, future financing transactions. Presently, Ceridian has no plans, proposals, arrangements or understandings to issue any of the additional shares of common stock that will become available as a result of the reverse stock split.

Because the reverse stock split would increase the number of shares available for issuance, the reverse stock split could be construed as having an anti-takeover effect, since Arbitron could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of Arbitron. For example, Arbitron could use the additional authorized but unissued shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of Arbitron's independent stockholders.

ANTI-TAKEOVER EFFECTS OF ARBITRON'S CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

In addition to the increased number of shares of Arbitron common stock that would be available for issuance as a result of the reverse stock split, other provisions of Arbitron's certificate of incorporation and bylaws could delay or prevent a merger, tender offer or proxy contest to take control of the company after the spin-off. Specifically, Arbitron's certificate of incorporation and bylaws will contain provisions which:

/ / require the affirmative vote of two-thirds of the outstanding capital stock entitled to vote to approve some mergers and other business combinations;

/ / require the directors to consider all relevant factors, including those of a non-financial nature, in considering any proposal to acquire or combine with Arbitron;

/ / require an affirmative vote which may be larger than two-thirds (and may not be less than two-thirds) of the outstanding shares of common stock entitled to vote to approve business combinations with "controlling persons," with a minimum price per share payable for shares other than those held by "controlling persons" in connection with the business combination;

/ / authorize the issuance of "blank check" preferred stock, which is preferred stock that can be created and issued by the board of directors without prior stockholder approval, with rights senior to Arbitron's common stockholders;


/ / prohibit stockholders to call a special meeting; and


/ / prohibit cumulative voting for directors.

Arbitron's bylaws also will require advance written notice to Arbitron of stockholder-proposed business or of a stockholder's intention to make a nomination for director at an annual meeting of stockholders. They limit the business that may be conducted at any special meeting of stockholders to business brought by the board of directors. Specifically, the bylaws provide that business may be brought before an annual meeting by a stockholder only if the stockholder provides written notice in proper form to the Secretary of Arbitron not less than 90 or more than 120 days prior to the meeting, unless notice of the date of the meeting is given to stockholders or is publicly announced less than 100 days prior to the meeting. In that case, a stockholder's notice of proposed business must be provided no later than 10 days following the date notice of the annual meeting was mailed or the public announcement of the date was made, whichever is earlier.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

The reverse stock split, if approved by Ceridian's stockholders, would become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Restated Certificate of Incorporation, as amended, in substantially the form of the amendment attached to this Proxy Statement as Annex A. It is expected that this filing would take place on the date of the spin-off distribution, assuming the stockholders approve the reverse stock split. However, the exact timing of the filing of the Certificate of Amendment would be determined by the company based upon its evaluation as to when this action would be most advantageous to Arbitron and its stockholders, and the company reserves the right to delay the Amendment for up to 12 months following stockholder approval thereof. In addition, the company reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to the effective time, the company, in its sole discretion, determines that a reverse stock split of Arbitron common stock is no longer in the best interests of Arbitron and its stockholders.

Commencing at the effective time of the reverse stock split, each common stock certificate would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Arbitron common stock resulting from the reverse stock split. As soon as practicable after the effective date, stockholders would be notified as to the effectiveness of the reverse stock split and instructed as to how and when to surrender their certificates representing the reduced number of shares of Ceridian common stock in exchange for certificates representing shares of Arbitron common stock. We intend to use The Bank of New York as our exchange agent in effecting the exchange of certificates following the effectiveness of the reverse stock split.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR EXCHANGE AGENT. IF THE COMPANY DECIDES TO EFFECT THE REVERSE STOCK SPLIT, A LETTER OF TRANSMITTAL WILL BE MAILED TO YOU SOON AFTER THE REVERSE STOCK SPLIT BECOMES EFFECTIVE.

FRACTIONAL SHARES

We do not intend to issue fractional shares in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because the number of shares of Arbitron common stock they hold is not evenly divisible by the reverse split ratio, will be entitled, upon surrender to our transfer agent of certificates representing such shares, to cash payments in lieu of the fractional shares to which the stockholders would otherwise be entitled. The cash payments for the fractional shares will be the proportionate portions of the net proceeds from the sale by the transfer agent on behalf of all the fractional share holders of the aggregate of the fractional shares of Arbitron common stock. The ownership of a fractional interest will not give the holder any voting, dividend, or other rights, except to receive the cash payment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Arbitron is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Arbitron or its transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES


The following discussion summarizing the material United States federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (E.G., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.


No gain or loss should be recognized by a stockholder of Ceridian upon such stockholder's exchange of Ceridian common stock for Arbitron common stock pursuant to the reverse stock split (except to the extent of any cash received in lieu of a fraction of a share of Arbitron common stock). Cash payments in lieu of a fractional Arbitron common stock should be treated as if the fractional share were issued to the stockholder and then redeemed by Arbitron for cash pursuant to Section 302 of the Internal Revenue Code of 1986, as amended. A holder of Arbitron common stock receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below).

The payment of cash in lieu of the fractional share is undertaken solely for the purpose of saving Arbitron the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration, and, consequently, any gain or loss will be capital gain or loss if the payment is "not essentially equivalent to a dividend" with respect to the stockholder under the federal income tax law. For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in Arbitron, taking into account the constructive ownership rules and redemptions of fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction.

The aggregate tax basis of the Arbitron common stock received in the reverse stock split (including any fraction of an Arbitron common stock deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Ceridian common stock exchanged therefor. The stockholder's holding period for the Arbitron common stock will include the period during which the stockholder held the Ceridian common stock surrendered in the reverse stock split.

APPRAISAL RIGHTS

No appraisal rights are available under the Delaware General Corporation Law or under our Restated Certificate of Incorporation, as amended, or By-Laws, as amended, to any stockholder who dissents from the proposal to approve the amendment to our Restated Certificate of Incorporation to effect the reverse stock split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Ceridian's Board recommends a vote FOR the proposal to amend our Restated Certificate of Incorporation, as amended, in order to effect the reverse stock split of the shares of our common stock issued and outstanding, or held as treasury shares. The company reserves the right to abandon the proposed amendment without further action by the stockholders at any time prior to the filing of the amendment with the Delaware Secretary of State notwithstanding authorization of the proposed amendment by our stockholders.

SHARE OWNERSHIP INFORMATION
--------------------------------------------------------------------------------

SHARE OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Ceridian common stock as of July 31, 2000 by each director, by each of the five most highly compensated executives (including the Chief Executive Officer) as of December 31, 1999 who are currently employed by Ceridian and by all of Ceridian's current executive officers and directors as a group.


                                                                              OF SHARES
                                                                             BENEFICIALLY
                                 SHARES OF                                  OWNED, SHARES
                                COMMON STOCK          PERCENT OF             THAT MAY BE
NAME OF INDIVIDUAL              BENEFICIALLY         COMMON STOCK          ACQUIRED WITHIN
OR IDENTITY OF GROUP              OWNED(1)               OWNED                60 DAYS(2)
--------------------         ------------------   -------------------   ----------------------
Directors:
  Bruce R. Bond............         10,160                 (3)                    4,000
  William J. Cadogan.......          7,900                 (3)                        0
  Nicholas D. Chabraja.....         10,160                 (3)                    4,000
  Robert H. Ewald..........         15,760                 (3)                    8,000
  Ronald T. LeMay..........         20,496                 (3)                   11,000
  George R. Lewis..........         26,606                 (3)                   16,000
  Ronald L. Turner.........        590,058               0.40%                  551,668
  Carole J. Uhrich.........         26,606                 (3)                   16,000
  Paul S. Walsh............         30,050                 (3)                   20,000

Other Executive Officers:
  John R. Eickhoff.........        417,837               0.29%                  377,645
  Tony G. Holcombe.........        121,666                 (3)                  116,666
  Stephen B. Morris........        412,665               0.28%                  390,667
  Gary M. Nelson...........         87,490                 (3)                   84,334

All executive officers and
  directors as a group
  (18 persons).............      2,110,102               1.43%                1,898,704


------------------------

(1) Unless otherwise noted, all of the shares shown are held by individuals possessing sole voting and investment power with respect to such shares.

(2) All shares shown in this column may be acquired within 60 days through the exercise of stock options granted by Ceridian. These shares are treated as outstanding only when determining the amount and percent owned by the applicable individual or group.

(3) Number of shares represents less than 0.1% of outstanding common stock.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of Ceridian common stock by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock.

                                                   AMOUNT AND NATURE
                                                     OF BENEFICIAL       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP       OF CLASS(1)
------------------------------------               -----------------   -----------
AXA..............................................       18,887,961(2)     13.01%
  9 Place Vendome
  75001 Paris, France

FMR Corp.........................................       17,093,742(3)     11.77%
Edward C. Johnson 3rd
Abigail P. Johnson
Eric D. Roiter
  82 Devonshire Street
  Boston, Massachusetts 02109

T. Rowe Price Associates, Inc. ..................        7,860,272(4)      5.41%
  100 East Pratt Street
  Baltimore, Maryland 21202

Massachusetts Financial Services Company.........        7,482,397(5)      5.15%
  500 Boylston Street
  Boston, Massachusetts 02116

Wellington Management Company, LLP...............        7,267,444(6)      5.00%
  75 State Street
  Boston, Massachusetts 02109

--------------------------
(1) Percentage calculated based on the number of shares of Ceridian common stock issued and outstanding as of July 31, 2000.

(2) Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 10, 2000. These securities are held by subsidiaries of AXA, principally AXA Financial, Inc. and its subsidiary Alliance Capital Management L.P., which holds them on behalf of client discretionary investment advisory accounts. Represents sole power to vote or direct the vote of 2,858,988 shares, sole power to dispose or direct the disposition of 18,879,163 shares, shared power to vote or direct the vote of 15,923,798 shares and shared power to dispose or direct the disposition of 8,798 shares.

(3) Beneficial ownership as of July 12, 2000 as reported in a Schedule 13G dated July 17, 2000. These securities are beneficially owned by the named parties as a result of their direct and indirect ownership of Fidelity Management & Research Company and Fidelity Management Trust Company, which act as investment adviser to certain investment companies and as investment manager of certain institutional accounts, respectively. Represents sole power to vote or direct the vote of 1,463,790 shares and sole power to dispose or direct the disposition of 17,093,742 shares.

(4) Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 12, 2000. These securities are owned by various individual and institutional investors for whom the named party serves as investment adviser with the power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, the named party disclaims that it is, in fact, the beneficial owner of these securities. Represents sole power to vote or direct the vote of 1,158,640 shares and sole power to dispose or direct the disposition of 7,860,272 shares.

(5) Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 11, 2000. Represents sole power to vote or direct the vote of 7,240,097 shares and sole power to dispose or direct the disposition of 7,482,397 shares.

(6) Beneficial ownership as of December 31, 1999 as reported in a Schedule 13G dated February 9, 2000. The named party on behalf of its clients may be deemed to beneficially own these securities. Represents shared power to vote or direct the vote of 3,396,004 shares, and shared power to dispose or direct the disposition of 7,267,444 shares.

OTHER MATTERS
--------------------------------------------------------------------------------

CERIDIAN MAILING ADDRESS

Our current mailing address is 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

STOCKHOLDERS PROPOSALS FOR 2001 ANNUAL MEETING

All proposals of stockholders that are requested to be included in our proxy statement for the 2001 Annual Meeting must be received by our Corporate Secretary on or before December 14, 2000, to be included.

Any other stockholder proposals to be presented at the 2001 Annual Meeting must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 or more than 120 days prior to the 2001 Annual Meeting. The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Corporate Secretary.

DIRECTOR NOMINATIONS

In accordance with procedures set forth in our Bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as provided above. The notice must set forth:

/ / All of the information required under SEC rules in a proxy statement soliciting proxies for the election of directors;

/ / The nominee's business and residence address; and

/ / Name and record address of, and number of shares of Ceridian common stock held by, the stockholder making the nomination.

EXPENSES OF SOLICITATION

The solicitation of proxies is being made by Ceridian and we will pay the cost of soliciting proxies. We also will arrange with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and will reimburse them for their expenses. In addition to solicitation by mail, proxies may be solicited by our employees, by telephone or personally. No additional compensation will be paid for such employee solicitation. We have also retained Georgeson & Company, Inc. to assist in the solicitation of proxies for an estimated fee of $7,500 plus out-of-pocket expenses.

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                            OF CERIDIAN CORPORATION

    Ceridian Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY that:

    FIRST: That the Board of Directors of the Corporation, at a duly called meeting, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Board of Directors declares that it is advisable to amend Article IV of the Restated Certificate of Incorporation of the Corporation as follows, subject to the determination of the appropriate split ratio not to exceed one-for-five by an officer of the Corporation:

    Amend Article IV by adding the following at the end of Paragraph A of
    Article IV:

    Simultaneously with the effective date of the filing of this amendment to the Corporation's Restated Certificate of Incorporation (the "Effective Date"), each [five] shares of common stock, par value fifty cents ($ .50) per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date shall automatically be reclassified (the "Reverse Split"), without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock, par value fifty cents ($ .50) per share. The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of common stock issued pursuant to the Reverse Split but shall pay instead to such shareholders, in lieu of such fractional interest, an amount in cash equal to their pro rata share of the proceeds received from the sale of all fractional interests.

    SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL; (a) the Board of Directors of the Corporation having duly adopted resolutions on July 20, 2000 setting forth such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (b) the stockholders of the Corporation having duly approved and adopted such amendment by a vote of the holders of a majority of the shares of outstanding stock of the Corporation entitled to vote thereon at a duly called meeting of stockholders duly held on October 5, 2000, upon notice in accordance with Section 222 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to
be signed by             , its       , there unto duly authorized, and attested
by       , its       , this       day of       , 200 .

                                         CERIDIAN CORPORATION

                                         By:
                                         ---------------------------------------
                                         Name:
                                         Title:

ATTEST:
------------------------------------------
Name:
Title:

                         TWO NEW WAYS TO VOTE YOUR PROXY

                          VOTE BY TELEPHONE OR INTERNET

                        24 HOURS A DAY -- 7 DAYS A WEEK.
              SAVE YOUR COMPANY MONEY -- IT'S FAST AND CONVENIENT.

-------------------------------------------------------------------------------

               TELEPHONE                                           INTERNET                                          MAIL
              800-531-4910                           http://proxy.shareholder.com/cen

-   Use any touch-tone telephone.               -  Go to the website address listed               - Mark, sign and date your proxy
-   Have your Proxy Form in hand.                  above.                                           card.
-   Enter the Control Number located            -  Have your Proxy Form in hand.                  - Detach card from Proxy Form.
    in the box below.                   OR      -  Enter the Control Number located in       OR   - Return the card in the
-   Follow the simple recorded                     the box below.                                   postage-paid envelope provided.
    instructions.                               -  Follow the simple instructions.


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you have marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.


                                  800-531-4910

                             CALL TOLL-FREE TO VOTE

                                 CONTROL NUMBER

                         FOR TELEPHONE / INTERNET VOTING

                                    ---------

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET CERIDIAN CORPORATION

-------------------------------------------------------------------------------

      The undersigned hereby instructs said proxies or their substitutes:

   1. TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE SHARES OF CERIDIAN COMMON STOCK AT A RATIO TO BE DETERMINED BY THE COMPANY BUT NOT TO EXCEED ONE-FOR-FIVE, THE AMENDMENT TO BE EFFECTED, IF AT ALL, BY THE FILING, AT THE DISCRETION OF THE COMPANY, OF A CERTIFICATE OF AMENDMENT, WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE, BY THE FIRST ANNIVERSARY OF THE SPECIAL MEETING OF THE STOCKHOLDERS, APPROVING THE REVERSE STOCK SPLIT.

           FOR [_]              AGAINST [_]                   ABSTAIN [_]

   2. IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change and/or / /
Comments Mark Here


                            If you wish to have your vote on all matters kept confidential in accordance with Ceridian Corporation policy, check here. / /

                            Please sign exactly as name is printed to the left. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such.

                             Dated: ____________________________, 2000

                             _________________________________________________

                             _________________________________________________

                             _________________________________________________

                             SIGNATURE(S)

              (Please sign, date and return this proxy card in the
               enclosed envelope.) Votes must be indicated [x] in
                               black or blue ink.

                              CERIDIAN CORPORATION
                                   PROXY CARD

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
          DIRECTORS OF CERIDIAN CORPORATION FOR THE SPECIAL MEETING OF
                        STOCKHOLDERS ON OCTOBER 5, 2000

   The undersigned appoints Ronald L. Turner and Gary M. Nelson, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Special Meeting of Stockholders to be held on October 5, 2000 and at any adjournment or postponement thereof all of the undersigned's shares of Ceridian Corporation common stock held of record on August 23, 2000 in the manner indicated on the reverse side hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

   You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

   This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR the Proposal.

   - Voting by Mail. If you wish to vote by mailing this proxy, please sign, mark, date and return it in the enclosed postage-paid envelope.

   - Voting by Telephone. If you wish to vote by telephone, please follow the instructions on the reverse side of this card. If you vote by telephone you do not need to return this card.

   - Voting by Internet. If you wish to vote by Internet, please follow the instructions on the reverse side of this card. If you vote by Internet you do not need to return this card.

           (Continued, and to be signed and dated on the reverse side)


                              CERIDIAN CORPORATION
                                 P.O. BOX 11290
                           NEW YORK, N.Y. 10203-0290